Exhibit 8.1

King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, NY 10036-2601 Tel: +1 212 556 2100 Fax: +1 212 556 2222 www.kslaw.com

August 1, 2022

Riverview Acquisition Corp. 700 Colonial Road, Suite 101 Memphis, TN 38117

Ladies and Gentlemen:

We are United States tax counsel to Riverview Acquisition Corp., a Delaware corporation (the “SPAC”), in connection with the preparation of the registration statement on Form S-4 (and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-264464) originally filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2022 (and as amended or supplemented through the date hereof), under the Securities Act of 1933, as amended (the “Securities Act”), by Westrock Coffee Holdings, LLC, a Delaware limited liability company (the “Company”). The Registration Statement relates to the registration of (i) 31,250,000 shares of common stock, par value $0.01 per share of the Company (the “Shares”), and (ii) 19,900,000 warrants to acquire Shares.

The Registration Statement is being filed in connection with the transactions contemplated by the Transaction Agreement, dated as of April 4, 2022 (the “Transaction Agreement”), by and among the SPAC, Origin Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub I”), Origin Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II”), and the Company (such transactions, the “Mergers”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

You have requested our opinion concerning the discussion of the Mergers set forth in the section entitled “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Considerations for the Mergers — Tax Consequences of the Mergers Under Section 368(a) of the Code” in the Registration Statement (the “Tax Disclosure”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

August 1, 2022

All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Mergers; all factual representations, warranties, and statements made or agreed to by the parties to the Transaction Agreement and related agreements, including the Lock-Up Agreements, the Sponsor Support Agreement, the Investor Rights Agreement and the Subscription Agreements, and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letters provided to us by SPAC and the Company for the purposes of this opinion are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise; the amount of cash in the Trust Account as of immediately following the Closing will, after taking into account cash utilized in the SPAC shareholder redemptions and after taking into account any other closing date uses for the cash in the Trust Account described in the Transaction Agreement, equal at least forty percent (40%) of the amount of cash in the Trust Account on the date hereof; the descriptions of the SPAC and the Company in the Registration Statement, the public filings filed in connection with the SPAC’s and the Company’s listing on Nasdaq , and the SPAC’s and the Company’s other public filings are true, accurate, and complete; the description of the Mergers and other transactions related to the Mergers (together, the “Transactions”) in the Registration Statement is and will remain true, accurate, and complete, the Mergers will be consummated in accordance with such description and with the Transaction Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Mergers will be effective under applicable corporate law as described in the Transaction Agreement and the other Agreements; the Documents represent the entire understanding of the parties with respect to the Mergers and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified; the SPAC and the Companies will treat the Mergers for U.S. federal income tax purposes in a manner consistent with the opinion set forth below; and all applicable reporting requirements have been or will be satisfied.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than the Mergers in connection with the Mergers, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure, and does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure.

August 1, 2022

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the section entitled “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Considerations for the Mergers — Tax Consequences of the Mergers Under Section 368(a) of the Code,” insofar as they address the material U.S. federal income tax considerations with respect to the Mergers, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also to the references to King & Spalding LLP in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ King & Spalding LLP